Exhibit 99.1

Contact:	Robert Jaffe
Investor Relations
424-288-4098
zqk@quiksilver.com

Quiksilver Reports Fiscal 2013 Third Quarter Financial Results

—Company Continues to Drive Efficiencies; SG&A Down Significantly—

Huntington Beach, California, September 5, 2013—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the fiscal 2013 third quarter ended July 31, 2013.

“Our third quarter results reflect progress on our path toward improving operating efficiencies,” said Andy Mooney, President and Chief Executive Officer of Quiksilver, Inc. “Pro-forma adjusted EBITDA increased by $4 million, selling, general and administrative expenses were reduced by $9 million and we continued to right-size our organization worldwide. In addition, our EMEA region returned to sales growth, and our global e-commerce channel and emerging markets contributed meaningful revenue increases. While global net revenues were down for our DC and Quiksilver brands, we believe that the product development plans we have in place will deliver improved sales over time.

“We are pleased with the advancements on our Profit Improvement Plan. We completed assembling our senior management team, refinanced debt to extend maturities and increase liquidity, reduced headcount, narrowed our athletes and events roster, began re-engineering supply chain processes and continued to close underperforming retail stores. Our plan is on track and we remain confident that our initiatives will lead to improved efficiency and profitability.”

Please refer to the accompanying tables for a reconciliation of GAAP results to certain non-GAAP results, including pro-forma income/(loss), pro-forma income/(loss) per share attributable to Quiksilver, Inc., adjusted EBITDA and pro-forma adjusted EBITDA, for the third quarter and nine months ended July 31, 2013 and 2012, net revenues in historical and constant currency, and a definition of our emerging markets.

Fiscal 2013 Third Quarter Review:

The following comparisons refer to the third quarter of fiscal 2013 versus the third quarter of fiscal 2012.

Net revenues were $496 million compared with $512 million, and were down 3%, or $14 million, in constant currency.

•	Americas net revenues decreased 6% to $268 million from $286 million, and were down 6% in constant currency.

•	EMEA net revenues increased 6% to $164 million from $154 million, and were up 3% in constant currency.

•	APAC net revenues decreased 12% to $63 million from $72 million, and were down 1% in constant currency.

Gross margin was in line with last year at 49.4% of net revenues compared with 49.5%, with gross margin declines on DC brand sales in the Americas wholesale channel, largely offset by gross margin improvement in the EMEA wholesale channel.

Quiksilver, Inc. Reports Fiscal 2013 Third Quarter Financial Results

September 5, 2013

SG&A decreased $9 million to $217 million from $226 million, primarily due to reduced expenses related to compensation, athletes and events, and administrative costs.

Non-cash asset impairments were $2.2 million compared with $0.1 million.

Foreign currency loss was $4.1 million versus foreign currency gain of $2.2 million.

Net income attributable to Quiksilver, Inc. was $2 million, or $0.01 per diluted share, compared with $13 million, or $0.07 per diluted share.

Pro-forma income, which excludes the after-tax impact of restructuring charges, non-cash asset impairments and non-cash interest charges from net income attributable to Quiksilver, Inc., was $18 million and $17 million, or $0.10 per diluted share in both years.

Pro-forma Adjusted EBITDA increased $4 million to $56 million from $52 million.

Fiscal 2013 Q3 Net Revenue Highlights:

Net revenues (in constant currency) by brand and channel for the third quarter of fiscal 2013 compared with the third quarter of fiscal 2012 were as follows.

Brands (constant currency):

•	Quiksilver decreased 10% to $172 million;

•	Roxy increased 1% to $130 million; and,

•	DC decreased 1% to $166 million.

Distribution channels (constant currency):

•	Wholesale revenues decreased 6% to $345 million;

•	Retail revenues increased 1% to $120 million. Third quarter same-store sales in company-owned retail stores increased 2% on a global basis. Company-owned retail stores totaled 562; and,

•	E-commerce revenues grew 33% to $31 million.

Emerging markets generated net revenue growth of 21% in constant currency.

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The company’s products are sold in more than 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. Quiksilver’s corporate headquarters are in Huntington Beach, California.

Quiksilver, Inc. Reports Fiscal 2013 Third Quarter Financial Results

September 5, 2013

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, statements regarding management’s expectations for improved sales, efficiency and profitability in the future. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Quiksilver undertakes no obligation to update these statements, which are made only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to Quiksilver’s SEC filings and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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NOTE: For further information about Quiksilver, Inc., please visit our website at www.quiksilverinc.com. We also invite you to explore our brand sites, www.quiksilver.com, www.roxy.com and www.dcshoes.com.

FINANCIAL TABLES FOLLOW

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
In thousands, except per share amounts	July 31,		July 31,
	2013	2012	2013	2012

Revenues, net	$495,764	$512,439	$1,385,530	$1,454,273
Cost of goods sold	250,989	258,951	709,912	730,686

Gross profit	244,775	253,488	675,618	723,587

Selling, general and administrative expense	216,579	225,788	660,042	680,213
Asset impairments	2,152	141	10,652	556

Operating income	26,044	27,559	4,924	42,818

Interest expense	20,195	14,834	50,991	45,464
Foreign currency loss/(gain)	4,074	(2,242)	4,629	(4,701)

Income/(loss) before (benefit)/provision for income taxes	1,775	14,967	(50,696)	2,055

(Benefit)/provision for income taxes	(49)	2,508	10,322	14,913

Net income/(loss)	1,824	12,459	(61,018)	(12,858)
Less: net loss/(income) attributable to non-controlling interest	247	151	(435)	(2,257)

Net income/(loss) attributable to Quiksilver, Inc.	$2,071	$12,610	$(61,453)	$(15,115)

Net income/(loss) per share attributable to Quiksilver, Inc.:
Basic	$0.01	$0.08	$(0.37)	$(0.09)
Diluted	$0.01	$0.07	$(0.37)	$(0.09)

Weighted average common shares outstanding:
Basic	167,624	164,518	166,735	163,930
Diluted	190,568	173,899	166,735	163,930

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

In thousands	July 31, 2013	July 31, 2012

ASSETS
Current Assets
Cash and cash equivalents	$62,383	$81,903
Restricted cash	409,167	—
Trade accounts receivable (net of allowance of $59,593 and $54,586, respectively)	418,189	398,522
Other receivables	24,980	31,444
Income taxes receivable	2,779	—
Inventories	399,162	391,052
Deferred income taxes—short-term	28,086	14,691
Prepaid expenses and other current assets	35,819	32,678

Total Current Assets	1,380,565	950,290

Fixed assets, net	227,997	233,842
Intangible assets, net	138,384	136,745
Goodwill	272,417	258,815
Other assets	54,561	48,267
Deferred income taxes—long-term	118,603	99,125

Total Assets	$2,192,527	$1,727,084

LIABILITIES AND EQUITY
Current Liabilities
Lines of credit	$—	$15,032
Accounts payable	238,311	233,523
Accrued liabilities	107,001	111,140
Current portion of long-term debt	43,153	44,640
Debt to be redeemed	409,167	—
Income taxes payable	—	3,652

Total Current Liabilities	797,632	407,987

Long-term debt, net of current portion	807,094	723,772
Other long-term liabilities	34,976	32,249

Total Liabilities	1,639,702	1,164,008

Equity
Common stock	1,712	1,687
Additional paid-in capital	567,601	539,124
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(104,774)	(47,680)
Accumulated other comprehensive income	75,659	66,976

Total Quiksilver, Inc. Stockholders’ Equity	533,420	553,329
Non-controlling interest	19,405	9,747

Total Equity	552,825	563,076

Total Liabilities and Equity	$2,192,527	$1,727,084

QUIKSILVER, INC. AND SUBSIDIARIES

INFORMATION RELATED TO OPERATING SEGMENTS (UNAUDITED)

	Three months ended		Nine months ended
In thousands	July 31,		July 31,
	2013	2012	2013	2012

Revenues, net:
Americas	$267,997	$286,136	$682,984	$712,519
EMEA	163,796	154,076	500,160	518,504
APAC	63,356	71,623	200,132	220,242
Corporate operations	615	604	2,254	3,008

	495,764	512,439	1,385,530	1,454,273

Gross Profit:
Americas	$114,327	$126,101	$287,882	$311,738
EMEA	97,161	88,136	284,011	298,905
APAC	32,432	39,258	103,343	113,361
Corporate operations	855	(7)	382	(417)

	244,775	253,488	675,618	723,587

SG&A Expense:
Americas	$78,752	$92,781	$251,825	$270,669
EMEA	88,845	80,862	253,055	250,160
APAC	33,881	37,747	108,843	114,988
Corporate operations	15,101	14,398	46,319	44,396

	216,579	225,788	660,042	680,213

Asset Impairments:
Americas	$1,086	$141	$8,029	$556
EMEA	1,066	—	2,623	—
APAC	—	—	—	—
Corporate operations	—	—	—	—

	2,152	141	10,652	556

Operating Income/(Loss):
Americas	$34,489	$33,179	$28,028	$40,513
EMEA	7,250	7,274	28,333	48,745
APAC	(1,449)	1,511	(5,500)	(1,627)
Corporate operations	(14,246)	(14,405)	(45,937)	(44,813)

	26,044	27,559	4,924	42,818

Definition of Emerging Markets:

The Company’s references to emerging markets in this press release refer to net revenues generated in Brazil, Mexico, Korea, China, Indonesia, Taiwan and Russia, collectively.

QUIKSILVER, INC. AND SUBSIDIARIES

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

	Three months ended		Nine months ended
In thousands, except per share amounts	July 31,		July 31,
	2013	2012	2013	2012
Net income/(loss) attributable to Quiksilver, Inc.	$2,071	$12,610	$(61,453)	$(15,115)
Restructuring and other special charges, net of tax of $2,406, $334, $3,031, and $1,133, respectively	10,767	3,950	20,417	9,192
Non-cash asset impairments, net of tax of $49, $0, $741 and $32, respectively	2,103	141	9,911	524
Non-cash interest charges, net of tax of $0 for all periods	3,179	—	3,179	—

Pro-forma income/(loss)	18,120	16,701	(27,946)	(5,399)

Pro-forma income/(loss) per share attributable to Quiksilver, Inc.:
Basic	$0.11	$0.10	$(0.17)	$(0.03)
Diluted	$0.10	$0.10	$(0.17)	$(0.03)

Weighted average common shares outstanding:
Basic	167,624	164,518	166,735	163,930
Diluted	190,568	173,899	166,735	163,930

QUIKSILVER, INC. AND SUBSIDIARIES

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended		Nine months ended
In thousands	July 31,		July 31,
	2013	2012	2013	2012

Net income/(loss) attributable to Quiksilver, Inc.	$2,071	$12,610	$(61,453)	$(15,115)
(Benefit)/provision for income taxes	(49)	2,508	10,322	14,913
Interest expense	20,195	14,834	50,991	45,464
Depreciation and amortization	12,991	12,312	38,018	39,437
Non-cash stock-based compensation expense	4,972	4,872	16,195	17,272
Non-cash asset impairments	2,152	141	10,652	556

Adjusted EBITDA	42,332	47,277	64,725	102,527

Restructuring and other special charges	13,293	4,283	23,131	10,325

Pro-forma Adjusted EBITDA	55,625	51,560	87,856	112,852

Definition of Adjusted EBITDA and Pro-forma Adjusted EBITDA:

Adjusted EBITDA is defined as net income/(loss) attributable to Quiksilver, Inc. before (i) interest expense, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) non-cash asset impairments. Pro-forma Adjusted EBITDA is defined as Adjusted EBITDA excluding restructuring and other special charges (including, but not limited to, reserves and other charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as a result of downsizing and reorganization). Adjusted EBITDA and Pro-forma Adjusted EBITDA are not defined under generally accepted accounting principles (“GAAP”), and may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA and Pro-forma Adjusted EBITDA, along with other GAAP measures, as measures of profitability because Adjusted EBITDA and Pro-forma Adjusted EBITDA compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments, the effect of non-cash stock-based compensation expense and restructuring and other special charges. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the non-cash impact of our asset base. We also remove from Pro-forma Adjusted EBITDA the impact of certain reserves and charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs as these costs are not typically part of normal, day-to-day operations. Adjusted EBITDA and Pro-forma Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense, the effect of asset impairments and the effect of restructuring and other special charges.

SUPPLEMENTAL EXCHANGE RATE INFORMATION

(Unaudited)

In order to better understand growth rates in our operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. The following table presents revenues by segment in both historical currency and constant currency for the third quarter ended July 31, 2013 and 2012 (in thousands):

	Americas	EMEA	APAC	Corporate	Total
Historical currency (as reported):
July 31, 2013	$267,997	$163,796	$63,356	$615	$495,764
July 31, 2012	286,136	154,076	71,623	604	512,439
Percentage (decrease)/increase	-6%	6%	-12%		-3%

Constant currency (current year exchange rates):
July 31, 2013	267,997	163,796	63,356	615	495,764
July 31, 2012	285,570	159,760	64,039	622	509,991
Percentage (decrease)/increase	-6%	3%	-1%		-3%